UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016

Spotlight Innovation Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52542	98-0518266
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Westown Parkway, Suite 200 226, West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 274 9087

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐ Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 19, 2016, the nine holders of an aggregate of $850,000 principal amount of convertible notes (originally issued in December, 2015 and January, 2016, collectively referred to as the “Notes”) of Spotlight Innovation Inc. (the “Company”) agreed to convert the Notes into an aggregate of 3,317,972 shares of Common Stock. The shares of Common Stock of the Company were issued pursuant to the terms of the Notes, at a conversion price equal to the average of the closing price of the Common Stock of the Company for the twenty days preceding August 24, 2016, plus one share of Common Stock per One Dollar principal amount of Notes converted.

The foregoing securities were issued pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01 Other Events.

On September 19, 2016 the Company issued a press release disclosing that Notes were converted into shares of Common Stock of the Company (as is more fully described in Item 3.02 above).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit	Description

10.29	Form of Convertible Promissory Note and Special Conversion Offer.

99.1	Press Release of Spotlight Innovation Inc. dated September 19, 2016.*

_________

*Furnished as an Exhibit pursuant to Item 8.01 hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Dated: September 19, 2016	By:	/s/ Cristopher Grunewald
Cristopher Grunewald
President and Chief Executive Officer

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EXHIBIT INDEX

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit	Description

10.29	Form of Convertible Promissory Note and Special Conversion Offer.

99.1	Press Release of Spotlight Innovation Inc. dated September 19, 2016.*

_________

*Furnished as an Exhibit pursuant to Item 8.01 hereof.

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